EXHIBIT 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

United Community Banks, Inc. Completes $266 Million Bulk Loan Sale

This Loan Sale is an Important Component of United’s Previously Announced Plan to Recapitalize and De-Risk the Balance Sheet

BLAIRSVILLE, GA – (MARKET WIRE) – 4/19/11 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced the successful completion of its previously announced plans to sell approximately $266 million in classified substandard and nonperforming loans (the “Loan Sale”). The transaction was executed in line with the previously disclosed after-tax charges associated with the Loan Sale and accelerated disposition of foreclosed properties of $140 million to $155 million.

“The successful completion of the Loan Sale is yet another important step in United’s strategic plan to improve the quality and performance of our loan portfolio,” said Jimmy Tallent, United’s president and chief executive officer. “This quarter we have completed a number of loan sales, and when combined with the recently completed $380 million capital raise and the accelerated disposition of $143 million of foreclosed properties, we will have significantly de-risked United’s balance sheet and accelerated our return to profitability.”

 Sandler O’Neill Mortgage Finance L.P., an affiliate of Sandler O’Neill + Partners, L.P., acted as exclusive financial advisor to United in connection with the Loan Sale.

As previously announced, United will release its first quarter 2011 financial results on Thursday, April 28, 2011, before the stock market opens. The Company also will hold a conference call at 11:00a.m. ET on the same day to discuss its financial results, capital raise, bulk Loan Sale and de-risking of its balance sheet, business highlights and outlook. To access the call dial (877) 380-5665 and use the conference number 56062275. The conference call also will be webcast and can be accessed by selecting “Calendar Events” within the Investor Relations section of the Company’s website, www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia.  United has assets of $7.4 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. United specializes in providing personalized community banking services to individuals and small to mid-size businesses, and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking.  United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at United’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the SEC for the year ended December 31, 2010.  Additional factors that may cause our forward-looking statements to differ materially from actual results include, without limitation: (1) we may not successfully negotiate, enter into definitive agreements with respect to, and close the accelerated foreclosed properties dispositions; and (2) the accelerated foreclosed properties dispositions may not occur within our currently expected ranges for price and other terms, and the pre-tax charges associated with such sales may exceed the pre-tax charges that we currently anticipate.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.